Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Basilea Pharmaceutica Ltd. of our report dated September 4, 2015 relating to the consolidated financial statements, which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

PricewaterhouseCoopers Ltd

/s/ Thomas Bruederlin	/s/ Raphael Rutishauser
Thomas Brüderlin	Raphael Rutishauser

Basel, Switzerland

October 16, 2015